EXHIBIT 99.01

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Union Plaza Hotel and Casino, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John D. Gaughan, President and Chief Executive Officer of the Company, and Alan J. Woody, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ JOHN D. GAUGHAN	Dated: March 28, 2003

Title:	John D. Gaughan Chairman of the Board, President and Chief Executive Officer

By:	/s/ ALAN J. WOODY	Dated: March 28, 2003

Title:	Alan J. Woody Vice President and Chief Financial Officer

          This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.